THIRD ALLONGE AND AMENDMENT TO PROMISSORY NOTE


     Reference is made to that certain Promissory Note in the original principal amount of $6,000,000, dated December 30, 1993 as modified by an Allonge and Amendment dated as of April 1, 1995 and an Allonge and Amendment dated as of May 10, 1996 (the "Original Note") , made by COMMUNITY CARE OF NEBRASKA, INC., a Delaware corporation ("Maker"), and payable to HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("Lender"). This Allonge and Amendment (this "Allonge") shall be and remain attached to and shall constitute an integral part of the above described Original Note from and after the date hereof (the Original Note as modified by this Allonge being hereinafter referred to as the "Note"). Terms capitalized but not otherwise defined herein shall have the meanings given to them, respectively, in the Original Note.

     The Original Note is hereby amended in the following particulars:

     4.Paragraph 4 of the Original Note is amended in full to read as follows:

          4. Required Principal Payments. Commencing on January 31, 1996 and thereafter on the last day of each calendar month to and including June 30, 1996, Maker shall make monthly payments of principal and interest on this Note, each in the amount of Fifty Thousand Three Hundred Fifty-two and No/100 ($50,352.00). Commencing on July 31, 1996 and thereafter on the last day of each calendar month to and including June 30, 1998, Maker shall pay accrued and unpaid interest only on this Note. Commencing on July 31, 1998 and thereafter on the last day of each calendar month until the Maturity Date, Maker shall make monthly payments of principal and interest on this Note, each in the amount of $50,077.21. The balance of all amounts advanced as principal hereunder shall be due and payable on the Maturity Date.

     5.Paragraph 5(a) of the Original Note is amended in full to read as follows:

          5. Prepayment. (a)(i) In the event the option to renew those certain leases variously dated as of December 30, 1993, November 1, 1994 and April 1, 1995, each as amended, between Lender as landlord and ECA Holdings, Inc., a Delaware corporation, as tenant with respect to certain real property and improvements located in Colorado, Kansas, Iowa, Missouri, Nebraska and Wyoming, for the First Extended Term (as such term is defined therein) is not exercised on the terms set forth in such leases, Lender, at its election by written notice to Maker given on or prior to January 31, 2010, shall have the right, in its sole discretion and for any reason or no reason, to require the Makers to prepay this
               Note in full on December 31, 2010, together with interest and the MakeWhole Premium, and other charges accrued and unpaid hereunder and/or under the Deeds of Trust and the Security Instruments on such monthly payment date.

          (ii) In the event the option to renew those certain leases variously dated as of May 10, 1996, each as amended, between Lender as landlord and Marietta/SCC, Inc., Glenwood/SCC, Inc., Dublin/SCC, Inc., Macon/SCC, Inc. and College Park/SCC, Inc., each a Georgia corporation (collectively, the "SCC Subsidiaries"), as tenants with respect to certain real property, related improvements and personal property located in Georgia, for the First Extended Term (as such term is defined therein) is not exercised on the terms set forth in such leases, Lender, at its election by written notice to Maker given on or prior to January 31, 2010, shall have the right, in its sole discretion and for any reason or no reason, to require the Maker to prepay this Note in full on December 31, 2010, together with interest and the Make-Whole Premium, and other charges accrued and unpaid hereunder and/or under the Deeds of Trust and the Security Instruments on such monthly payment date.


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     Except as modified  hereby,  all the terms and  conditions  of the Original
Note are hereby ratified and confirmed. This Allonge may be signed in one or more counterparts each of which taken together shall constitute one and the same instrument.

     NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LENDER, DATED OCTOBER 9, 1986, A COPY OF WHICH , TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LENDER SHALL BE HELD TO ANY PERSONAL
LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LENDER. ALL PERSONS DEALING WITH LENDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LENDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has caused this Allonge to be executed under seal by its officer thereunto duly authorized as of the 16th day of July, 1996.

Attest:                                     COMMUNITY CARE OF NEBRASKA, INC.


By: /s/ Fredric H. Aaron                            By: /s/ Tim J. Trybus
    Name:Fredric H. Aaron                               Tim J. Trybus
    Title: Assistant to Secretary                       Vice President

ACCEPTED BY:

HEALTH AND RETIREMENT PROPERTIES TRUST

By: /s/ David J. Hegarty
    David J. Hegarty
    President

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